EXHIBIT 99.4

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                                              JACKSON FUND SERVICES
                                       FIDELITY BOND COVERAGE REQUIREMENTS
                                           Determination Date: 09/30/06

                                                                                                     MINIMUM AMOUNT
                                                                           TOTAL ASSETS                OF BOND FOR
                                                                         (as of 09/30/06)            JOINT COVERAGE
                                                                  --------------------------------   ----------------

    JNL Series Trust                                                          $ 14,633,497,860         $2,500,000(1)
    JNL Variable Fund LLC                                                        8,142,492,938          2,500,000(1)
    JNLNY Variable Fund I LLC                                                      147,912,949            525,000
    JNL Investors Series Trust                                                     258,456,451            750,000
                                                                                                     ----------------
                                                                                             TOTAL      $6,275,000

                                                                             CURRENT BOND COVERAGE      $6,500,000
                                                                                                     ----------------

                                                                                  EXCESS COVERAGE       $ 225,000
                                                                                                     ================

 (1)MAXIMUM COVERAGE REQUIRED.

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